UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2019

Zyla Life Sciences

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	ZCOR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On June 18, 2019, the Board of Directors (the “Board”) of Zyla Life Sciences (the “Company”) appointed Gary M. Phillips, M.D. as a director of the Company. The Board also appointed Dr. Phillips to the Nominating and Corporate Governance Committee (the “Nominating Committee”).  Dr. Phillips was designated for nomination by Iroko, the Company’s largest stockholder, pursuant to Section 8 of the Stockholders Agreement dated as of January 31, 2019 by and among the Company and Iroko.

Dr. Phillips has served as President and Chief Executive Officer at OrphoMed, Inc. since April 2018. He served as Executive Vice President and Chief Strategy Officer at Mallinckrodt Pharmaceuticals plc from October 2013 to April 2018 and was President of Reckitt Benckiser Pharmaceuticals, Inc. from 2011 to 2012. He served as President of U.S. Surgical and Pharmaceuticals at Bausch & Lomb Incorporated from 2002 to 2008. Dr. Phillips has also held executive roles at Merck Serono SA from 2008 to 2011, Novartis Corporation from 2000 to 2002, and Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.) from 1999 to 2000. He was Head of Global Health & Healthcare Industries at the World Economic Forum in Geneva from January 2012 to September 2013. Dr. Phillips was also healthcare strategy managing consultant at Towers Perrin from 1997 to 1999, and practiced as a general medicine clinician/officer in the US Navy, from which he was honorably discharged as a lieutenant commander. Dr. Phillips was educated at the University of Pennsylvania, where he received an M.D. (Alpha Omega Alpha) from the School of Medicine in 1992, an MBA from the Wharton School in 1991, and B.A. (summa cum laude, Phi Beta Kappa) in biochemistry from the College of Arts and Sciences in 1987. He completed postgraduate medical education at Naval Medical Center San Diego and maintains an active medical license.  He has served on the Board of Directors of Aldeyra Therapeutics, Inc. (ALDX) since May 2009.

Upon his appointment to the Board, Dr. Phillips became entitled to receive an annual cash retainer in the amount of $40,000, pursuant to non-employee director compensation resolutions previously approved by the Compensation Committee of the Board.  He is also entitled to an additional annual retainer of $4,000 for his service on the Nominating Committee.  In addition, on June 18, 2019, pursuant to the Company’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan, Dr. Phillips was granted 20,000 RSUs, 1/3 of which vest on each of the first three anniversaries on the date of grant subject to Dr. Phillips’ continued service as a director on the vesting date.

Additional information regarding Dr. Phillips’ appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 19, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019	Zyla Life Sciences

	By:	/s/ Robert S. Radie
		Name:	Robert S. Radie
		Title:	President and Chief Executive Officer

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